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                                                                    Exhibit 2.13


                            DATED: February 7, 2003

                              SHARE SALE AGREEMENT

                                    BETWEEN

                         SAGE WATER HOLDINGS (BVI)LTD.

                                      AND

                                DESALCO LIMITED

                       CHARLES ADAMS, RITCHIE & DUCKWORTH

                                  ZEPHYR HOUSE

                                P.O. BOX 709 GT

                                   MARY STREET

                                  GRAND CAYMAN

                                 CAYMAN ISLANDS

                              SHARE SALE AGREEMENT
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Between:

(1) Sage Water Holdings (BVI) Ltd., of P.O. Box 681, Road Town, Tortola, B.V.I. (hereinafter "the Purchaser") of the first part; and

(2) DesalCo Limited., of P.O. Box 884GT, Grand Cayman, B.W.I.(hereinafter "the Vendor").

Operative Provisions

1.       INTERPRETATION

         1.1. In this Agreement the following words and expressions have the following meanings:

                  "Company" means Ocean Conversion (BVI) Ltd.

                  "Completion" is defined in Clause 4.

                  "Shares" means 165,000 Class C non-voting shares of the Company held by the Vendor free and clear of all liens, charges, encumbrances, existing claims or prior calls.

         1.2 Clause headings in this Agreement are for ease of reference only and do not affect the construction of any provision.

2.       AGREEMENT FOR SALE

         Subject to the terms and conditions of this Agreement, the Vendor shall sell as beneficial owners and the Purchaser shall purchase the Shares, free from all liens, charges, encumbrances, existing claims or prior calls and with all rights attaching to them, with effect from completion of this Agreement.

3.       PURCHASE CONSIDERATION

         3.1      The purchase price shall be US$12.85 per share;

         3.2 The purchase price shall be paid by way of bankers draft or wire transfer to such, account as the Vendor may designate;

4.       COMPLETION

         4.1 Completion of the sale and purchase of the Shares shall take place at the offices of the Vendor's attorneys, Charles Adams, Ritchie & Duckworth, 4(th) Floor Zephyr House, Mary Street, Grand Cayman on December 31,
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                                       3

                  2002 at 1O:OO in the forenoon (or such earlier or later date as the parties may agree);

         4.2 At Completion, the Vendor shall deliver to the Purchaser duly completed and signed transfers in favour of the Purchaser of the Shares together with the relevant share certificates.

         4.3 A Board Meeting of the Company shall be held (or resolutions passed) in substantially the form attached at which the aforesaid transfer shall be approved.

         4.4 On completion of the matters referred to above, the Purchaser will pay the purchase price by bankers draft or wire transfer to the Vendor's account or accounts.

5.       GOVERNING LAW AND JURISDICTION

         5.1 The parties hereto agree that the Courts of the British Virgin Islands shall have the exclusive jurisdiction to settle any disputes that may arise in connection with this Agreement and that any judgment or order of a British Virgin Islands Court in connection with this Agreement is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction.

IN WITNESS WHEREOF the parties hereto have set their hands the day and date first above written.

SIGNED for and on behalf of                     )
Sage Water Holdings (BVI) Ltd.                  ) /s/ Glenn Harrigan
in the presence of:                             )----------------------------
                                                )
/s/ Don Miller                                  ) /s/ Romney Penn
-------------------------------                 )----------------------------
Witness                                         )

SIGNED for and on behalf of                     ) /s/ Frederick W. McTaggart
DesalCo Limited                                 )----------------------------
In Presence of:                                 )
/s/ Don Miller                                  ) /s/ Jeffrey M. Parker
-------------------------------                 )----------------------------
Witness                                         )